The following is a free writing prospectus.  The information in this free writing prospectus is preliminary and is subject to change.

FREE WRITING PROSPECTUS
Deutsche Alt-A Securities, Inc.

$[ 855,736,000] (Approximate)
Mortgage Loan Trust Series 2007-AR3

Deutsche Alt-A Securities, Inc. (Depositor)

Deutsche Alt-A Securities Mortgage Loan Trust, Series 2007-AR3 (Issuing Entity)

April 23, 2007

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Deutsche Bank toll-free at 1-800-503-4611.  This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to change.  The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.  THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.  The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure.  Any such assumptions are subject to change.

Deutsche Alt-A Securities, Inc.

Mortgage Loan Trust, Series 2007-AR3

Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Statement No.: 333-131600

The analysis in this report is based on information provided by Deutsche Alt-A Securities, Inc. (the “Depositor”).  Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission because they contain important information. Such documents may be obtained without charge at the Securities and Exchange Commission's website at www.sec.gov. Once available, the base prospectus and prospectus supplement may be obtained without charge by contacting Deutsche Bank Securities Inc. (“DBSI”) toll free at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement (collectively, the “Prospectus”). The information in this free writing prospectus is preliminary and is subject to change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.  You should consult your own counsel, accountant, and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared by DBSI in reliance upon information furnished by the Depositor.  Numerous assumptions were used in preparing the Computational Materials that may or may not be reflected herein.  As such, no assurance can be given as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance.  These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.  Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods.  In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials.  Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfalls.  The specific characteristics of the securities may differ from those shown in the Computational Materials by a permitted variance of +/- 5% prior to issuance.  Neither DBSI nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued.  Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.  You may withdraw your indication of interest at any time.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued.  Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus.  If that condition is not satisfied, we will notify you, and neither the issuing entity nor DBSI will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

An investor or potential investor in the certificates (and each employee, representative, or other agent of such person or entity) may disclose to any and all persons, without limitation, the tax treatment and tax structure of the transaction (as defined in United States Treasury Regulation Section 1.6011-4) and all related materials of any kind, including opinions or other tax analyses, that are provided to such person or entity. However, such person or entity may not disclose any other information relating to this transaction unless such information is related to such tax treatment and tax structure.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY DBSI AND NOT BY THE ISSUING ENTITY OF THE SECURITIES OR ANY OF ITS AFFILIATES.  DBSI IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE PROPOSED TRANSACTION.

FREE WRITING PROSPECTUS DATED: April 23, 2007

Deutsche Alt-A Securities
Mortgage Loan Trust, Series 2007-AR3
$[855,736,000] (Approximate)

 Subject to an aggregate permitted variance of +/-5%

All Terms and Conditions are subject to change

Class	Approximate Size(1) ($)	Collateral Type	Assumed Legal Final Maturity(2)	WAL (yrs) to Pricing Speed	Pass-Through Rate	Expected Ratings
1-A-1	$[80,000,000]	ARM & Hybrid ARM	March 25, 2037	[2.67]	LIBOR + [ ]%(3)	[AAA/Aaa]
1-A-2	[503,297,000]	ARM & Hybrid ARM	March 25, 2037	[2.67]	LIBOR + [ ]%(4)	[AAA/Aaa]
1-A-3	[219,719,000]	ARM & Hybrid ARM	March 25, 2037	[2.13]	LIBOR + [ ]%(4)	[AAA/Aaa]
1-A-4	[30,281,000]	ARM & Hybrid ARM	March 25, 2037	[6.59]	LIBOR + [ ]%(4)	[AAA/Aaa]
1-M-1	[4,315,000]	ARM & Hybrid ARM	March 25, 2037	[4.53]	LIBOR + [ ]%(5)	[AA-/A1]
1-M-2	[3,884,000]	ARM & Hybrid ARM	March 25, 2037	[4.53]	LIBOR + [ ]%(5)	[AA-/A2]
1-M-3	[4,316,000]	ARM & Hybrid ARM	March 25, 2037	[4.53]	LIBOR + [ ]%(5)	[A+/A3]
1-M-4	[5,609,000]	ARM & Hybrid ARM	March 25, 2037	[4.49]	LIBOR + [ ]%(5)	[A/Baa2]
1-M-5	[4,315,000]	ARM & Hybrid ARM	March 25, 2037	[4.19]	LIBOR + [ ]%(5)	[BBB+/Baa3]

Total Offered	$[855,736,000]
(1) The Structure is preliminary and subject to change. The aggregate variance on the bond sizes is + / - 5%.
(2) The assumed legal final maturity is subject to collateral and rating agency analysis.

(3) The Pass-Through Rate for the Class 1-A-1 Certificates will be a variable rate equal to the least of (i) One-Month LIBOR plus its margin, (ii) the Group 1 Net WAC Pass-Through Rate and (iii) 10.50% per annum provided, that the pass-through rate for the Class 1-A-1 Certificates will only be subject to the Net WAC Pass-Through Rate if payments are not made under the Class 1-A-1 Swap Agreement or the Class 1-A-1 Interest Rate Swap Agreement has been terminated.  If the Optional Call is not exercised on the first possible date, its margin will increase to two times its original margin.  In addition, in the event that the Class 1-A-1 Swap Agreement is terminated early, the current margin for the Class 1-A-1 Certificates will increase by [__]% per annum on or before the first possible optional termination date and will increase by [__]% per annum after the first possible optional termination date. The Class 1-A-1  Certificates will have the benefit of the Group 1 Certificate Swap Agreement, the Class 1-A-1 Swap Agreement, and the Group 1 Certificate Cap Agreement, as further described below  The Class 1-A-1 Certificate  will also have the benefit of the a financial guaranty insurance policy issued by MBIA.

(4) The Pass-Through Rate for the Class 1-A-2, Class 1-A-3, and Class 1-A-4 Certificates will be a variable rate equal to the least of (i) One-Month LIBOR plus its respective margin, (ii) the Group 1 Net WAC Pass-Through Rate and (iii) 10.50% per annum If the Optional Call is not exercised on the first possible date, its margin will increase to two times its original margin.  The Class 1-A-2, Class 1-A-3, Class 1-A-4 Certificates will have the benefit of the Group 1 Certificate Swap Agreement and the Group 1 Certificate Cap Agreement, as further described below.  The Class 1-A-2, Class 1-A-3, Class 1-A-4 Certificates will also have the benefit of a financial guaranty insurance policy issued by MBIA.

(5) The Pass-Through Rate for the Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, and Class 1-M-5  Certificates will be a variable rate equal to the least of (i) One-Month LIBOR plus its respective margin, (ii) the Group 1 Net WAC Pass-Through Rate and (iii) 10.50% per annum.  If the Optional Call is not exercised on the first possible date, its margin will increase to 1.5  times its original margin.  The Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, and Class 1-M-5 Certificates will have the benefit of the Group 1 Certificate Swap Agreement and the Group 1 Certificate Cap Agreement, as further described below.

Transaction Overview

Certificates:

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The Class 1-A-1, Class 1-A-2, Class 1-A-3 and Class 1-A-4 Certificates (the “Group 1 Class A Certificates” and the “Group 1 Senior Certificates”) and the Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, and Class 1-M-5 Certificates (the “Group 1 Subordinate Certificates”).  Additionally, the trust will issue the Class 1-CE, the Class 1-P and the Class 1-R Certificates.

Offered Certificates:	■ Group 1 Senior Certificates and the Group 1 Subordinate Certificates
,
Pricing Speed:	■ 100%PPC (12% CPR rising to 30% CPR over 12 months).

Depositor:	■ Deutsche Alt-A Securities, Inc.

Master Servicer and Securities Administrator:	■ Wells Fargo Bank, N.A.

Group 1 Certificate Insurer

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MBIA.  The Group 1 Certificate Insurer will be paid a monthly premium equal to one-twelfth of [_]% per annum multiplied by the then outstanding certificate principle balance of the Group 1 Class A Certificates (the “Insurance Premium Rate”).

Servicers:

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The Servicers of the Group 1 Mortgage Loans (as defined below under “Collateral”) are GMAC Mortgage, LLC (“GMACM”) with respect to approximately [34.50]% of the total principal balance of the Group 1 Mortgage Loans, Indymac Bank, F.S.B. (“Indymac”) with respect to approximately [37.51]% of the total principal balance of the Group 1 Mortgage Loans, and Countrywide Home Loans Servicing LP (“Countrywide”) with respect to approximately [23.52]% of the total principal balance of the Group 1 Mortgage Loans as of the Cut-Off Date and certain other Servicers, each of which will service less than 10% of the total principal balance of the Group 1 Mortgage Loans as of the cut off date.  See Exhibit A to this Free Writing Prospectus for a description of Indymac Servicing, GMACM, and Countrywide as servicers.

Originators:

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The Originators of the Group 1 Mortgage Loans are American Home Mortgage (“AHM”) with respect to approximately [41.66]% of the total principal balance of the Group 1 Mortgage Loans , Indymac with respect to approximately [37.51]% of the total principal balance of the Group 1 Mortgage Loans, and Countrywide Home Loans, Inc. with respect to approximately [15.44]% of the total principal balance of the Group 1 Mortgage Loans each as of the Cut-Off Date, and certain other Originators, each of which originated less than 10% of the total principal balance of the Group 1 Mortgage Loans as of the Cut-Off Date.  See Exhibit B to this Free Writing Prospectus for a description of Indymac and AHM as originators.

Trustee:	■ HSBC Bank USA, National Association

Group 1 Certificate Swap Provider:	■ TBD

Group 1 Certificate Cap Provider:	■ TBD

Class 1-A-1 Swap Provider	■ Deutsche Bank AG, New York Branch

Credit Risk Manager:	■ Clayton Fixed Income Services Inc.

Cut-off Date:	■ April 1, 2007.

Pricing Date:	■ Week of April [23], 2007.

Closing Date:	■ April 30, 2007.

Legal Structure:	■ REMIC.

Optional Call:	■ 10% Cleanup Call with respect to the Group 1 Mortgage Loans, exercisable by the Master Servicer.

Transaction Overview

Distribution Dates:	■ 25th of each month, or next business day, commencing in May 2007.

Interest Accrual Period:

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The interest accrual period with respect to the Offered Certificates and a given Distribution Date will be the period beginning with the previous Distribution Date (or in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (calculated on an actual/360 day basis).

Settlement:	■ The price to be paid for the Offered Certificates will not include accrued interest.

Ratings:

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It is a condition to the issuance of the certificates that the Offered Certificates receive the ratings specified on page 3 of this term sheet from S&P and Moody’s.  The ratings of each rating agency do not address the likelihood of receipt of Net WAC Rate Carryover Amounts (other than with respect to the Class 1-A-1, unless payments are not made under the Class 1-A-1 Swap Agreement or the Class 1-A-1 Swap Agreement has been terminated).

ERISA:

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The [Offered] Certificates are expected to be eligible for purchase by or with assets of employee benefit plans subject to Title I of ERISA or Section 4975 of the Code, subject to certain conditions. Prior to the termination of the Group 1 Certificate Swap Agreement and the Group 1 Certificate Cap Agreement (and solely with respect to the Class 1-A-1 Certificates, also the Class 1-A-1 Swap Agreement), the Offered Certificates may not be acquired or held by a person investing assets of any such plan investor, unless such acquisition or holding is eligible for the exemptive relief under an administrative or statutory exemption. Prospective investors should consult legal counsel as to whether the purchase and holding of the Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Internal Revenue Code of 1986, as amended, or other similar laws.

SMMEA:

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Prior to the date on which the balance of the pre-funding account has been reduced to zero, the Offered Certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.  On and after the date on which the balance of the pre-funding account has been reduced to zero, the Offered Certificates will constitute “mortgage related securities” for purposes of SMMEA for so long as such certificates are rated in one of the two highest rating categories by Moody’s and Standard & Poor’s or another nationally recognized statistical rating organization.  Investors should consult legal counsel in determining the extent to which the Offered Certificates constitute legal investments for them.

Credit Enhancement:

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Credit Enhancement for the Group 1 Senior Certificates will be provided by excess interest, overcollateralization, subordination, and the Financial Guaranty Insurance Policy provided by the Group 1 Certificate Insurer (the “Policy”).

Prefunding Account:

On the Closing Date, it is estimated that up to approximately $[132,648,698] will be deposited into a segregated account referred to as the prefunding account (the “Prefunding Account”).  The amount deposited in the Prefunding Account will be used solely to purchase mortgage loans to be included in the trust for a period of up to two months following the Closing Date (the “Prefunding Period”).  If any amounts are left in the Prefunding Account following the Prefunding Period, such amounts will be distributed on the following distribution date as a principal payment to the holders of the Certificates then entitled to receive distribution of principal as described in the Cashflow Description section.

Transaction Overview

Capitalized Interest Account:

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On the Closing Date, if required pursuant to the pooling and servicing agreement, the depositor will deposit cash into the Capitalized Interest Account.  The amount on deposit in the Capitalized Interest Account will be specifically allocated to cover shortfalls in interest on each class of Group 1 Senior Certificates and the Offered Certificates and premium due to the Group 1 Certificate Insurer that may arise during the Prefunding Period as a result of the prefunding feature of the transaction.  Any amounts remaining in the Capitalized Interest Account (including investment earnings) and not needed for such purpose will be paid to the depositor and will not thereafter be available for payment to the certificateholders.  Amounts on deposit in the Capitalized Interest Account will be invested in permitted investments.  The Capitalized Interest Account will not be included as an asset of any REMIC pursuant to the pooling and servicing agreement.

Collateral:

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 On the Closing Date, the Group 1 mortgage pool is expected to consist of [100.00]% adjustable rate first lien mortgage loans with an expected aggregate principal balance of approximately $[863,072,973] as of the Cut-off Date (the “Group 1 Mortgage Loans”).  The adjustable rate Group 1 Mortgage Loans will consist of adjustable rate One-Year LIBOR [68.65]%, Six-Month LIBOR [30.31]% and One Year CMT [1.04%] indexed mortgage loans (in each case, by aggregate Cut-off Date principal balance of the adjustable rate Group 1 Mortgage Loans).  All of the adjustable rate Group 1 Mortgage Loans (by aggregate principal balance of the adjustable rate Group 1 Mortgage Loans as of the Cut-off Date) have initial rate adjustments occurring one, two, three, five, seven or ten years after the date of origination (“Hybrid ARMs”).  Approximately [88.08]% of the Group 1 Mortgage Loans (by aggregate principal balance of the Group 1 Mortgage Loans as of the Cut-off Date) allow for payments of interest only for a three year, five year, seven year or ten year fixed term set forth in the related mortgage note.  After such interest only period, each such Group 1 Mortgage Loan will fully amortize over its remaining term.  The remaining approximately [11.92]% of the Group 1 Mortgage Loans by aggregate principal balance as of the Cut-off Date fully amortize over their original terms (generally 30 years).

NOTE:  The information related to the Group 1 Mortgage Loans described herein reflects preliminary information.  It is expected that on or prior to the Closing Date, certain loans may be prepaid or otherwise removed from the pool of Group 1 Mortgage Loans and additional Group 1 Mortgage Loans may be added to the pool of Group 1 Mortgage Loans.  The characteristics of the pool of mortgage loans may vary from those reflected herein and the aggregate principal balance of the Group 1 Mortgage Loans as of the Closing Date may be greater than or less than the aggregate principal balance of the Group 1 Mortgage Loans presented herein by up to 5%.  Consequently, the initial principal balance of the Certificates may vary up to 5% from the amounts shown herein.

Advances:

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Each Servicer will collect monthly payments of principal and interest on the Group 1 Mortgage Loans serviced by such Servicer and will be obligated to make advances of delinquent monthly principal and interest payments.  The Servicers are required to advance delinquent payments of principal and interest on the related Group 1 Mortgage Loans only to the extent such amounts are deemed recoverable.  If a Servicer fails to make any such advance, the Master Servicer will be required to do so subject to its determination of recoverability. The Servicers and the Master Servicer are entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

Compensating Interest:

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Each Servicer will be required each month to cover interest shortfalls as a result of voluntary prepayments on Group 1 Mortgage Loans serviced by such Servicer generally up to the monthly Servicing Fee payable to such Servicer.  If a Servicer fails to make any required Compensating Interest payment, the Master Servicer will be required to do so for such Distribution Date.

Transaction Overview

Administration Fee Rate:

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The Administration Fee Rate with respect to each Group 1 Mortgage Loan will be equal to the sum of (i) the servicing fee rate, (ii) the master servicing fee rate, if any, (iii) the rate at which the fee payable to the Credit Risk Manager is calculated and (iv) the rate at which the premium payable in connection with any lender paid primary mortgage insurance policy is calculated, if applicable.

Administration Fee:

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The Administration Fee with respect to each Group 1 Mortgage Loan and any Distribution Date, will be equal to the product of one-twelfth of (x) the Administration Fee Rate for such Group 1 Mortgage Loan multiplied by (y) the principal balance of that Group 1 Mortgage Loan as of the last day of the immediately preceding due period (or as of the Initial Cut-Off Date with respect to the first Distribution Date), after giving effect to principal prepayments received during the related prepayment period.

Net Mortgage Rate	■ The Net Mortgage Rate for each Group 1 Mortgage Loan will be equal to the mortgage interest rate thereon less the Administration Fee Rate.

Group 1 Net WAC Pass-Through Rate:

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The Group 1 Net WAC Pass-Through Rate for any Distribution Date and the Offered Certificates is a rate per annum equal to a fraction, expressed as a percentage, (x) the numerator of which is the product of (A) 12 and (B) the amount of interest that accrued on the Group 1 Mortgage Loans in the prior calendar month minus (i) the aggregate Administration Fee for each Group 1 Mortgage Loan, (ii) the insurance premium payable to the Group 1 Certificate Insurer and (iii) the sum of any Net Swap Payment and Swap Termination Payment owed to the Group 1 Certificate Swap Provider or the Class 1-A-1 Swap Provider under the Group 1 Certificate Swap Agreement or the Class 1-A-1 Swap Agreement, as applicable, in each case for such Distribution Date, and (y) the denominator of which is the aggregate principal balance of the Group 1 Mortgage Loans as of the last day of the immediately preceding due period (or as of the Initial Cut-Off Date with respect to the first Distribution Date), after giving effect to principal prepayments received during the related prepayment period, subject to adjustment based on the actual number of days elapsed.

Transaction Overview

Group 1 Certificate Cap Agreement

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On and after the Distribution Date in May 2012, the Offered Certificates  will have the benefit of an interest rate cap contract (the “Group 1 Certificate Cap Agreement”). Such interest rate cap contract is intended to partially mitigate the interest rate risk that could result from the difference in (x) the Pass-Through Rate for each such Certificate without regard to the Group 1 Net WAC Pass-Through Rate and (y) the Group 1 Net WAC Pass-Through Rate. With respect to each applicable Distribution Date the amount payable by the Group 1 Cap Provider (the “Cap Amount”) will equal the product of (i) the excess (if any) of (x) One-Month LIBOR (as determined pursuant to the Group 1 Certificate Cap Agreement) over (y) [4.95%] (the “Strike Rate”), (ii) the Notional Schedule Amount (as indicated on the attached schedule) for such Distribution Date and (iii) a fraction, the numerator of which is the actual number of days in the related interest accrual period and the denominator of which is 360.

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Any amounts received from the Group 1 Cap Provider will be deposited in an account (the “Group 1 Cap Account”) in the Supplemental Interest Trust.  The Group 1 Certificate Cap Agreement, the Group 1 Cap Account and any payments made by the Group 1 Cap Provider thereunder will be assets of the Supplemental Interest Trust but will not be assets of any REMIC.

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On each Distribution Date, the Securities Administrator will, distribute any amounts deposited in the Group 1 Cap Account as follows:

1.

To pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Group 1 Senior Certificates, on a pro rata basis, and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Group 1 Subordinate Certificates, sequentially.

2.

To pay any principal to the Offered Certificates in accordance with the principal payment provisions described in clause (6) under the heading “Cashflow Description” below in an amount necessary to restore or maintain the Group 1 Required Overcollateralization Amount.*

3.

To pay any allocated Realized Losses first to the Group 1 Senior Certificates, on a pro rata basis, and then to the Group 1 Subordinate Certificates, sequentially.*

4.

To pay the Group 1 Net WAC Rate Carryover Amount on the Offered Certificates remaining unpaid first to the Group 1 Senior Certificates on a pro rata basis, and then to the Group 1 Subordinate Certificates, sequentially.

5.

To pay any remaining amount to the Class 1-CE Certificates.

* Notwithstanding the foregoing, the cumulative amount paid pursuant to clauses 2 and 3 above and pursuant to clauses 3 and 4 under the Group 1 Certificate Swap Agreement shall at no time be permitted to exceed the cumulative amount of realized losses incurred on the  Group 1 Mortgage Loans from and after the Cut-Off Date.

Transaction Overview

Group 1 Certificate Swap Agreement:

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On the Closing Date, the Trustee on behalf of a trust (the “Supplemental Interest Trust”) will enter into a Swap Agreement (the “Group 1 Certificate Swap Agreement”) with the Group 1 Certificate Swap Provider with an initial notional amount of $[846,400,034.20].  On any Distribution Date, the Securities Administrator acting on behalf of the Supplemental Interest Trust will be obligated to pay the Group 1 Certificate Swap Provider an amount equal to the product of (i) [4.95]% per annum and (ii) the notional amount as set forth in the Group 1 Certificate Swap Agreement (and as set forth on the attached schedule) based upon a 30/360 day count convention and the Supplemental Interest Trust will be entitled to receive an amount equal to the product of (i) one-month LIBOR and (ii) the notional amount as set forth in the Group 1 Certificate Swap Agreement (and set forth on the attached schedule) from the Group 1 Certificate Swap Provider based on an actual/360 day count, until the Group 1 Certificate Swap Agreement is terminated.  Only the net amount of the two obligations will be paid by the appropriate party (the “Net Swap Payment”).

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Any Net Swap Payments received under the Group 1 Certificate Swap Agreement will be deposited in an account (the “ Group 1 Certificate Swap Account”) in the Supplemental Interest Trust, and will be paid as follows:

1.

To pay any Net Swap Payment or any Swap Termination Payment (not caused by a Swap Provider Trigger Event (as defined in the Group 1 Certificate Swap Agreement)) owed to the Group 1 Certificate Swap Provider.

2.

To pay any unpaid interest on the Group 1 Senior Certificates including any accrued unpaid interest from a prior Distribution Date, on a pro rata basis, and  then to pay any unpaid interest including any accrued unpaid interest from a prior Distribution Date to the Subordinate Certificates, sequentially.

3.

To pay any principal to the Group 1 Offered Certificates  in accordance with the principal payment provisions described in clause (6) under the heading “Cashflow Description” below in an amount necessary to restore or maintain the Required Overcollateralization Amount.*

4.

To pay any allocated Realized Losses first on the Group 1 Senior Certificates, on a pro rata basis, and then to the Group 1 Subordinate Certificates, sequentially.*

5.

To pay the Group 1 Net WAC Rate Carryover Amount on the Offered Certificates remaining unpaid first to the Group 1 Senior Certificates on a pro rata basis, and then to the Group 1 Subordinate Certificates sequentially.

6.

To pay any Swap Termination Payment (caused by a Swap Provider Trigger Event under the Group 1 Certificate Swap Agreement) owed to the Group 1 Certificate Swap Provider.

7.

To pay any remaining amount to the Class 1-CE Certificates.

* Notwithstanding the foregoing, the cumulative amount paid pursuant to clauses 3 and 4 above and pursuant to clauses 2 and 3 under the Group 1 Certificate Cap Agreement  shall at no time be permitted to exceed the cumulative amount of realized losses incurred on the  Group 1 Mortgage Loans from and after the Cut-Off Date.

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Upon early termination of the Group 1 Certificate Swap Agreement for various events of  default and termination events specified in the Group 1 Certificate Swap Agreement, the Supplemental Interest Trust or the Group 1 Certificate Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination).  The Swap Termination Payment will be computed in accordance with the procedures set forth in the related swap agreement. In the event that the Securities Administrator, on behalf of the Supplemental Interest Trust, is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally, prior to distributions to Certificateholders.

Transaction Overview

Class 1-A-1 Swap Agreement:

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On the Closing Date, the Class 1-A-1 Certificates will also have the benefit of a separate swap agreement (the “Class 1-A-1 Swap Agreement”).  The Class 1-A-1 Swap Agreement will have an initial notional amount of $[80,000,000].  On any Distribution Date while the Class 1-A-1 Certificates remain outstanding, the Securities Administrator acting on behalf of the Supplemental Interest Trust will be obligated to pay to the Class 1-A-1 Swap Provider an amount equal to the product of (a) the lesser of (1) One-Month LIBOR plus [  ]%, if on or prior to the optional termination date or One-Month LIBOR plus [  ]%, if after the optional termination date, (2) the Group 1 Net WAC Pass-Through Rate for the related Accrual Period and (3) 10.50% per annum, (b) a notional amount equal to the lesser of (1) the certificate principal balance of the Class 1-A-1 Certificates immediately prior to the related Distribution Date and (2) the aggregate principal balance of the Group 1 Mortgage Loans as of the last day of the related due period and (c) the actual number of days in the related Accrual Period divided by 360, and the Class 1-A-1 Swap Provider will be obligated to pay to the Supplemental Interest Trust, for the benefit of the holders of the Class 1-A-1 Certificates,  an amount equal to the product of (x) One-Month LIBOR plus [  ]%, if on or prior to the optional termination date, or One-Month LIBOR plus [  ]%, if after the optional termination date and (y) a notional amount equal to the lesser of (i) the class certificate balance of the Class 1-A-1 Certificates immediately prior to the related Distribution Date and (ii) the aggregate Principal Balance of the Group1 Mortgage Loans as of the last day of the related due period, and (z) the actual number of days in the related Accrual Period divided by 360.

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Only the net amount of the two obligations will be paid by the appropriate party (the “Class 1-A-1 Net Swap Payment”).

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If, on any Distribution Date, a Class 1-A-1 Net Swap Payment is payable from the Swap Provider to the supplemental interest trustee with respect to the Class 1-A-1 Swap Agreement, such amount will first be reduced (but not below zero) by any distributions to the Class 1-A-1 Certificates pursuant to the Group 1 Certificate Cap Agreement and the Group 1 Certificate Swap Agreement (as described above).

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Any amounts in the Supplemental Interest Trust from the Swap Provider attributable to a Class 1-A-1 Net Swap Payment will be used to pay unpaid interest on the Class 1-A-1 Certificates including unpaid interest from prior Distribution Dates, and Group 1 Net WAC Rate Carryover Amounts on the Class 1-A-1 Certificates.

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Upon early termination of the Class 1-A-1 Swap Agreement for various events of  default and termination events specified in the Class 1-A-1 Swap Agreement, the Supplemental Interest Trust or the Class 1-A-1 Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination).  The Swap Termination Payment will be computed in accordance with the procedures set forth in the related swap agreement. In the event that the Securities Administrator, on behalf of the Supplemental Interest Trust, is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally, prior to distributions to Certificateholders.

Transaction Overview (Cont.)

Group 1 Principal Distribution Amount:

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The Group 1 Principal Distribution Amount for any Distribution Date will generally be equal to the sum of (i) all monthly payments of principal due on each Group 1 Mortgage Loan (other than a Liquidated Group 1 Mortgage Loan) on the related due date, (ii) the principal portion of the purchase price of each Group 1 Mortgage Loan that was repurchased by the mortgage loan seller, the master servicer or another person pursuant to the pooling and servicing agreement as of such Distribution Date, (iii) any insurance proceeds or liquidation proceeds allocable to recoveries of principal of the Group 1 Mortgage Loans that are not yet Liquidated Group 1 Mortgage Loans received during the calendar month preceding the month of the Distribution Date, (iv) with respect to each Group 1 Mortgage Loan that became a Liquidated Group 1 Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to that Group 1 Mortgage Loan, (v) all partial and full principal prepayments by borrowers on the Group 1 Mortgage Loans received during the related prepayment period, (vi) with respect to the Distribution Date immediately following the termination of the Prefunding Period, any remaining Prefunded Amount, and (vii) any subsequent recoveries relating to Group 1 Mortgage Loans received during the calendar month preceding the month of the Distribution.

Group 1 Senior Principal Distribution Amount:

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For any Distribution Date will equal the excess of: (1) the aggregate Certificate Principal Balance of the Group 1 Senior Certificates immediately prior to such Distribution Date, over (2) the lesser of (A) the product of (i) [93.10]% on any Distribution Date on or after the Stepdown Date and (ii) the aggregate Stated Principal Balance of the  Group 1 Mortgage Loans and any amount on deposit in the Prefunding Account as of the due date in the month of that Distribution Date (after giving effect to unscheduled principal collections received in the related prepayment period) and (B) the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the due date in the month of that Distribution Date (after giving effect to unscheduled principal collections received in the related prepayment period) minus the Group 1 OC Floor.

Group 1 Required Overcollateralization Amount:

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Overcollateralization refers to the amount by which the aggregate principal balance of the Group 1 Mortgage Loans and any amount on deposit in the Prefunding Account exceeds the aggregate certificate principal balance of the Certificates. This excess (the “Group 1 Overcollateralization Amount”) is intended to protect the certificateholders against shortfalls in payments on the Certificates. The Group 1 Required Overcollateralization Amount for the Certificates, which will be fully established at issuance, is anticipated to be approximately [0.85]% of the aggregate stated principal balance of the Group 1 Mortgage Loans and any amount on deposit in the Prefunding Account as of the Cut-off Date. If, due to losses, the Group 1 Overcollateralization Amount is reduced below the Group 1 Required Overcollateralization Amount, excess monthly cashflow, if any is available, will be paid to the Offered Certificates then entitled to receive distributions in respect of principal in order to reduce the Certificate Principal Balance of such Certificates to the extent necessary to reach the Group 1 Required Overcollateralization Amount.

Transaction Overview (Cont.)

Group 1 Overcollateralization Increase Amount:

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Group 1 Overcollateralization Increase Amount for any Distribution Date is the lesser of (i) the Group 1 Net Monthly Excess Cashflow and (ii) the excess of the Group 1 Required Overcollateralization Amount over the current Group 1 Overcollateralization Amount.

Group 1 Stepdown Date:

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The earlier of (i) the first Distribution Date on which the Certificate Principal Balances of the Group 1 Senior Certificates have been reduced to zero and (ii) the later to occur of (x) the Distribution Date occurring in May 2010 and (y) the first Distribution Date on which the Group 1 Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Group 1 Mortgage Loans, but prior to any distribution of principal to the holders of the Group 1 Senior Certificates) is equal to or greater than [6.90]%.

	Group 1 OC Floor:	■ An amount equal to [0.35]% of the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the Cut-off Date plus amounts on deposit in the Prefunding Account.

Group 1 Credit Enhancement Percentage:

■

The Group 1 Credit Enhancement Percentage for any class of Group 1 Senior Certificates and any Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the class or classes subordinate thereto and the Group 1 Overcollateralization Amount by (y) the aggregate principal balance of the Group 1 Mortgage Loans, calculated after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, plus amounts on deposit in the Prefunding Account and unscheduled collections of principal received during the related prepayment period and distribution of the Group 1 Principal Distribution Amount to the holders of the Group 1 Senior Certificates then entitled to distributions of principal on such Distribution Date.

Class	Two of Three Rating Agencies	Initial CE %	CE % On/After Stepdown Date
A	[AAA/Aaa]	[3.45]%	[6.90]%
1-M-1	[AA-/A1]	[2.95]%	[5.90]%
1-M-2	[AA-/A2]	[2.50]%	[5.00]%
1-M-3	[A+/A3]	[2.00]%	[4.00]%
1-M-4	[A/Baa2]	[1.35]%	[2.70]%
1-M-5	[BBB+/Baa3]	[0.85]%	[1.70]%

Group 1 Trigger Event:	■ If either a Group 1 Delinquency Trigger Event or a Group 1 Cumulative Loss Trigger Event exists.

Group 1 Delinquency Trigger Event:

■

With respect to a Distribution Date on or after the Group 1 Stepdown Date, if the Rolling Sixty Day Delinquency Rate for the outstanding Group 1 Mortgage Loans equals or exceeds the product of [40.00]% and the Group 1 Credit Enhancement Percentage, then a Group 1 Delinquency Trigger Event exists.

Group 1 Cumulative Loss Trigger Event:

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With respect to any Distribution Date on or after the Group 1 Stepdown Date, if the aggregate amount of Realized Losses on the Group 1 Mortgage Loans from (and including) the Cut-off Date to (and including) the related due date (reduced by the aggregate amount of subsequent recoveries received from the Cut-off Date through the prepayment period related to that due date) divided by the aggregate Scheduled Principal Balance of the Group 1 Mortgage Loans as of the Cut-off Date exceeds the applicable percentage, for such Distribution Date, of the aggregate Stated Principal Balance of the Group 1 Mortgage Loans, as set forth below, then a Group 1 Cumulative Loss Trigger Event will exist:

Distribution Date Occurring in	Percentage
May 2009 to April 2010	[0.25]%, plus 1/12th of [0.35]% for each month thereafter
May 2010 to April 2011	[0.60]%, plus 1/12th of [0.45]% for each month thereafter
May 2011 to April 2012	[1.05]%, plus 1/12th of [0.45]% for each month thereafter
May 2012 to April 2013	[1.50]%, plus 1/12th of [0.30]% for each month thereafter
May 2013 and thereafter	[1.80]%

Transaction Overview (Cont.)

Cashflow Description:

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The payments to the Certificates to be made on each Distribution Date, to the extent of the available funds from the Group 1 Mortgage Loans will be made according to the following priority:

Available Funds:

1.

Payments to the Supplemental Interest Trust to pay any Net Swap Payment or Swap Termination Payment not caused by a Swap Provider Trigger Event owed to the Group 1 Swap Provider and Class 1-A-1 Swap Provider under the Group 1 Certificate Swap Agreement and the Class 1-A-1 Swap Agreement as applicable;

2.

To the Group 1 Certificate Insurer, the current and any past due premium due for the Policy;

3.

Payments of accrued and unpaid interest concurrently, to the Class 1-A-1, Class 1-A-2, Class 1-A-3 and Class 1-A-4 Certificates, pro rata, and any unpaid interest shortfalls from prior Distribution Dates for each such class for such Distribution Date;

4.

Payment to the Group 1 Certificate Insurer of any payments made under the policy together with interest thereon.

5.

Payments of interest sequentially to the Class 1-M-1, Class 1-M-2,  Class 1-M-3, Class 1-M-4, and Class 1-M-5 Certificates in that order, calculated at a per annum rate equal to their respective Pass-Through Rates multiplied by their respective Certificate Principal Balances;

6.

(A)  For each Distribution Date prior to the Group 1 Stepdown Date or on which a Group 1 Trigger Event is in effect, in an amount up to the Group 1 Principal Distribution Amount, in the following order: (i) first, pro rata,  to the Class 1-A-1 Certificates based on its Certificate Principal Balance until reduced to zero, to the Class 1-A-2 Certificates based on its Certificate Principal Balance until reduced to zero and to the Class 1-A-3 and Class 1-A-4 Certificates, based on their aggregate Certificate Principal Balances, provided, that distributions pursuant to this subclause shall be made to the Class 1-A-3 and Class 1-A-4 Certificates sequentially, in that order, until their respective Certificate Principal Balances are reduced to zero, (ii) second, to the Group 1 Certificate Insurer, as reimbursement for prior draws (including applicable interest) made under the Policy, (iii) third, to the Group 1 Certificate Insurer, any other amounts owed to the Group 1 Certificate Insurer pursuant to the Insurance Agreement and (iv) sequentially, to the Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, and Class 1-M-5 Certificates, in that order, until their respective Certificate Principal Balances are reduced to zero;

(B)  For each Distribution Date on or after the Group 1 Stepdown Date and so long as a Group 1 Trigger Event is not in effect, first, in an amount up to the Group 1 Senior Principal Distribution Amount in the following order:  (i) first, pro rata,  to the Class 1-A-1 Certificates based on its Certificate Principal Balance until reduced to zero, to the Class 1-A-2 Certificates based on its Certificate Principal Balance until reduced to zero and to the Class 1-A-3 and Class 1-A-4 Certificates, based on their aggregate Certificate Principal Balances, provided, that distributions pursuant to this subclause shall be made to the Class 1-A-3 and Class 1-A-4 Certificates sequentially, in that order, until their respective Certificate Principal Balances are reduced to zero, (ii) second, to the Group 1 Certificate Insurer, as reimbursement for prior draws (including applicable interest) made under the Policy, (iii) third, to the Group 1 Certificate Insurer, any other amounts owed to the Group 1 Certificate Insurer pursuant to the Insurance Agreement and (iv) sequentially, to the Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, and Class 1-M-5 Certificates, in that order, until their respective Certificate Principal Balances are reduced to zero.

Transaction Overview (Cont.)

Cashflow description (cont):

Any Remaining Available Funds:

1.

To reimburse the Group 1 Class A Certificates for Allocated Realized Losses on the Group 1 Class A Certificates (to the extent not covered by the Policy or previously reimbursed), on a pro rata basis, and then to the Group 1 Subordinate Certificates on a sequential basis in order of seniority;

2.

To the Offered Certificates then entitled to receive distributions in respect of principal in order to reduce the Certificate Principal Balance of such Certificates to the extent necessary to restore or maintain the Group 1 Required Overcollateralization Amount, in the order of priority described in clause 6 above;

3.

To pay any unpaid interest shortfalls on the Subordinate Certificates, on a sequential basis in order of seniority;

4.

To pay the Group 1 Net WAC Rate Carryover Amount first to the Group 1 Senior Certificates on a pro-rata basis and second,  to the Group 1 Subordinate Certificates, sequentially in order of seniority.

5.

To pay any Swap Termination Payment due to the Group 1 Swap Provider and the Class 1-A-1 Swap Provider under the Group 1 Certificate Swap Agreement and the Class 1-A-1 Swap Agreement, as applicable, as a result of a Swap Provider Trigger Event.

6.

To pay any remaining amount to the Class 1-CE, Class 1-P and Class 1-R Certificates in accordance with the pooling and servicing agreement.

Group 1 Net WAC Rate Carryover Amount:

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With respect to any Distribution Date on which the related Pass-Through Rate is limited to the Group 1 Net WAC Pass-Through Rate, the Group 1 Net WAC Rate Carryover Amount is an amount equal to the sum of (i) the excess of (x) the amount of interest such certificates would have been entitled to receive on such Distribution Date if the Group 1 Net WAC Pass-Through Rate had not been applicable to such certificates on such Distribution Date over (y) the amount of interest accrued on such Distribution Date at the Group 1 Net WAC Pass-Through Rate plus (ii) the related Group 1 Net WAC Rate Carryover Amount for any previous Distribution Date not previously distributed, together with interest thereon at a rate equal to the related Pass-Through Rate for such class of certificates for the most recently ended Interest Accrual Period determined without taking into account the Group 1 Net WAC Pass-Through Rate.

The Financial Guaranty Insurance Policy:

■

It is anticipated that the Group 1 Class A Certificates will have the benefit of a financial guaranty insurance policy (the “Policy”) pursuant to which the Group 1 Certificate  Insurer, in consideration of the payment of a premium and subject to the terms of the financial guaranty insurance policy, unconditionally and irrevocably will guarantee the timely payment of interest (other than certain interest shortfalls specified in each policy) and the ultimate payment of principal on the Group 1 Class A Certificates on the Final Distribution Date.  In addition, the Group 1 Certificate  Insurer will guarantee the payment of the principal portion of any realized losses allocated to the Group 1 Class A Certificates.  The Policy will not be cancelable for any reason. The Policy will not cover any interest shortfalls resulting from prepayments or applications of the Servicemembers Civil Relief Act or similar state or local laws and will not cover any Group 1 Net WAC Rate Carryover Amount.

Transaction Overview (Cont.)

Allocation of Losses:

Any realized losses on the Group 1 Mortgage Loans will be absorbed on any Distribution Date, first, by the Net Monthly Excess Cashflow, if any, second, by amounts received under the Group 1 Certificate Swap Agreement, third, by amounts received under the Group 1 Certificate Cap Agreement, fourth, by the Class 1-CE Certificates, and fifth to the most junior class of Group 1 Subordinate Certificates outstanding beginning with the Class 1-M-5 Certificates, until the Certificate Principal Balance of each class of the Group 1 Subordinate Certificates has been reduced to zero.  Thereafter, realized losses on the Group 1 Mortgage Loans will be allocated to the Group 1 Class A Certificates, pro rata, based on the outstanding principal balances of such certificates; provided, however, that any such losses allocated to the Group 1 Class A Certificates will be covered by the Policy.

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Once realized losses have been allocated to the Certificates, such amounts with respect to such certificates will no longer accrue interest and such amounts will not be reinstated thereafter.  However, the amount of any realized losses allocated to the Certificates may be distributed to the certificates on any Payment Date from Net Monthly Excess Cashflow and amounts received under the Group 1 Certificate Swap Agreement and Group 1 Certificate Cap Agreement, to the extent available for such distribution.

Preliminary Group 1 Certificate Swap Agreement Schedule*

Distribution Date	Notional Schedule ($)	Distribution Date	Notional Schedule ($)
6/25/2007	846,400,034.20	12/25/2009	240,872,669.65
7/25/2007	827,760,754.18	1/25/2010	230,158,521.14
8/25/2007	805,487,100.10	2/25/2010	219,138,824.50
9/25/2007	784,224,568.79	3/25/2010	195,374,530.12
10/25/2007	761,499,647.38	4/25/2010	180,945,146.10
11/25/2007	737,291,619.25	5/25/2010	159,895,045.32
12/25/2007	711,562,727.95	6/25/2010	152,782,966.05
1/25/2008	685,105,547.96	7/25/2010	145,951,997.11
2/25/2008	656,845,611.26	8/25/2010	139,459,918.08
3/25/2008	627,919,334.18	9/25/2010	133,256,526.65
4/25/2008	599,924,390.40	10/25/2010	127,328,988.88
5/25/2008	572,977,573.04	11/25/2010	121,665,041.24
6/25/2008	547,496,808.23	12/25/2010	116,252,965.27
7/25/2008	522,887,634.51	1/25/2011	111,081,563.39
8/25/2008	499,634,193.80	2/25/2011	106,140,135.69
9/25/2008	477,414,586.14	3/25/2011	101,418,457.85
10/25/2008	456,139,955.96	4/25/2011	96,906,760.03
11/25/2008	435,854,101.81	5/25/2011	92,595,706.61
12/25/2008	416,470,173.20	6/25/2011	88,476,376.95
1/25/2009	397,948,079.24	7/25/2011	84,540,246.93
2/25/2009	380,249,510.73	8/25/2011	80,758,464.00
3/25/2009	363,294,026.62	9/25/2011	77,165,578.61
4/25/2009	346,626,300.79	10/25/2011	73,679,579.48
5/25/2009	331,209,814.30	11/25/2011	70,206,428.72
6/25/2009	316,478,796.66	12/25/2011	67,082,826.41
7/25/2009	302,402,777.06	1/25/2012	63,917,554.59
8/25/2009	288,952,638.87	2/25/2012	59,343,546.15
9/25/2009	276,100,559.51	3/25/2012	29,295,339.94
10/25/2009	263,819,952.96	4/25/2012	22,347,758.46
11/25/2009	252,085,414.79

*Subject to change based on information to be received prior to the Closing Date.

Preliminary Group 1 Certificate Cap Agreement Schedule*

Distribution Date	Notional Schedule ($)
5/25/2012	18,880,714.54
6/25/2012	18,040,537.17
7/25/2012	17,237,734.56
8/25/2012	16,470,644.61
9/25/2012	15,737,679.12
10/25/2012	15,037,320.46
11/25/2012	14,368,118.55
12/25/2012	13,728,687.71
1/25/2013	13,117,703.90
2/25/2013	12,533,901.96
3/25/2013	11,976,072.97
4/25/2013	11,443,061.75
5/25/2013	10,933,764.54
6/25/2013	10,447,126.56
7/25/2013	9,982,140.02
8/25/2013	9,537,841.90
9/25/2013	9,113,312.03
10/25/2013	8,707,671.09
11/25/2013	8,320,078.96
12/25/2013	7,949,732.80
1/25/2014	7,447,196.97
2/25/2014	7,115,885.94
3/25/2014	5,760,508.34
4/25/2014	5,092,075.82
5/25/2014	1,020,991.20

*Subject to change based on information to be received prior to the Closing Date.

FOR ADDITIONAL INFORMATION PLEASE CALL:

Deutsche Bank Securities

MBS Trading
Adam Yarnold	212-250-2669
Kumarjit Bhattacharyya	212-250-2669

MBS Banking
Susan Valenti	212-250-3455
Rika Yano	212-250-6997

MBS Analytics
Alex Lee	212-250-7826
Vadim Raskin	212-250-5468